CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Municipal Trust:



We consent to the use of our report dated July 7, 2000 for Evergreen High Grade Municipal Bond Fund, Evergreen Municipal Bond Fund, Evergreen Short-Intermediate Municipal Fund and Evergreen High Income Municipal Bond Fund (formerly Evergreen Tax-Free High Income Fund), portfolios of Evergreen Municipal Trust, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.





KPMG LLP
Boston, Massachusetts
September 26, 2000